Exhibit (c)(2)(I) Preliminary Draft – Confidential Institutional Shareholder Summary Top 20 Institutional Shareholders and Hedge Funds of Note Top 250 Institutional Holders Summary Price $69.76 (10/6/22): Other Position (% Outstanding) 6% Estimated Prem. / (Disc.) 2 1 GARP Rank Investor Style to Basis Current 3/31/22 Cost Basis 9% Index 1 Smead Capital Mgmt. Core Value $27.95 149.6% 2.0% 2.0% 30% 2 The Vanguard Group Index 42.65 63.6 1.5 1.1 Core Growth 3 Fidelity Mgmt. & Research GARP 63.20 10.4 0.8 0.1 10% 4 State Street Global Advisors Index 24.92 179.9 0.6 0.8 5 Dimensional Fund Advisors Quasi-Index 25.90 169.3 0.5 0.5 6 BlackRock Institutional Trust Index 24.72 182.2 0.5 0.7 Quasi-Index 7 First Trust Advisors Index 45.09 54.7 0.4 0.4 4% 8 D. E. Shaw & Co. Hedge Fund 38.76 80.0 0.3 0.4 Core Value 19% 9 Northern Trust Global Investments Core Growth 22.90 204.6 0.3 0.3 Hedge Funds & Broker-Dealers 10 Goldman Sachs Asset Mgmt. Core Growth 27.23 156.2 0.3 0.3 22% 11 Pentwater Capital Mgmt. Hedge Fund 64.68 7.9 0.2 0.0 3 12 Mellon Investments Corp. Index 41.04 70.0 0.2 0.2 Investor Type 13 Parametric Portfolio Associates Aggres. Gr. 18.55 276.0 0.2 0.2 Institutional 14 Citadel Advisors Hedge Fund 53.51 30.4 0.2 0.2 12% 15 BofA Global Research Broker-Dealer 41.85 66.7 0.2 0.4 Retail 16 Laurion Capital Mgmt. Hedge Fund 64.68 7.9 0.2 0.0 5% 17 Geode Capital Mgmt. Index 39.94 74.7 0.2 0.2 18 MFS Invst. Mgmt. Core Growth 64.23 8.6 0.2 0.0 19 EARNEST Partners Core Value 14.05 396.3 0.2 0.3 20 Encompass Capital Advisors Hedge Fund 64.68 7.9 0.1 0.0 Top 20 Total $40.53 72.1% 8.9% 8.1 % Hamm Family Source: Thomson Reuters, Company filings Note: Blue shading represents funds that have been activists in the past; grey shading represents broker-dealer positions 83% 1. Estimated cost basis is a per share item calculated as the summed product of the volume-weighted average price over the periods when shares were purchased and the increase in shares over these periods divided by the total number of shares purchased during the most recent period of continuous ownership since 6/30/07 2. Data based on 6/30/22 13F filings and any subsequent 13Ds and 13Gs 3. Retail percent ownership based on disclosed broker non-votes from the 2022 annual meeting